                               Amendment No. 1 to

                            ASSET PURCHASE AGREEMENT

                           dated as of June 14, 2000

                        and amended as of June 22, 2000

                                  by and among

                             RADIANT SYSTEMS, INC.,
                            HEWLETT-PACKARD COMPANY

                                      and

                                 VERIFONE, INC.

     This Amendment No. 1 to ASSET PURCHASE AGREEMENT dated as of June 14, 2000 (the "Agreement") is made and entered into as of June 22, 2000 by and among RADIANT SYSTEMS, INC., a Georgia corporation ("Purchaser"), VERIFONE, INC., a Delaware corporation ("Seller") and HEWLETT-PACKARD COMPANY, a Delaware corporation, as Seller's shareholder ("Shareholder").

                                   RECITALS:
                                   ---------

        WHEREAS, Seller, Shareholder and Purchaser entered into the Agreement and now desire to make certain amendments set forth herein;

        NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    1. In Section 1.03(b), the following sentence shall be added at the end of the existing paragraph: "In the event that Purchaser and Seller fail to agree on the allocation as specified above, Purchaser and Seller shall appoint an appraiser who shall determine the allocation of the consideration paid by Purchaser for the Assets, and the determination of such appraiser shall be final and binding on the parties."

    2. The second sentence of Section 1.04 Closing shall be deleted in its entirety and restated as follows: "At the Closing, Purchaser will pay the Purchase Price by wire transfer of immediately available funds: (a) to the escrow agent, Two Million Five Hundred Thousand Dollars ($2,500,000) (the "Escrowed Amount"), to be held, administered and disbursed by the escrow agent pursuant to the terms of the Escrow Agreement; and (b) to Shareholder the balance of the Purchase Price."

    3.  Purchaser expressly (a) acknowledges that the consents contemplated by
        Section 5.06 have not been obtained by Seller and (b) waives any and all rights resulting from such noncompliance, including without limitation the provisions of Section 1.06, Section 5.02, Section 5.06, Section 8.01(a) and Section 10.01(b) insofar as they relate to such noncompliance.

    4. In Section 1.05(c), the reference to "three (3) years" in the second sentence shall be deleted and restated as "five (5) years."

    5. In Section 2.05 (Financial Statements) (a) the term "balance sheet" in the first sentence shall be replaced by "statement of reserves"; (b) the term "financial condition" in the second sentence shall be replaced by "reserve position"; and (c) the phrase "income, expenses, assets and liabilities" in the third sentence shall be replaced by "income, expenses and reserve position."

    6. Purchaser expressly (a) acknowledges that HP made an employment offer to one employee subsequent to June 14, 2000, which offer was subsequently withdrawn

                                       2
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        by HP, and (b) waives any and all rights resulting from such noncompliance with the provisions of Section 4.08(b), including without limitation the provisions of Section 5.02, section 8.01(a) and Section 1.01(b) insofar as they relate to such noncompliance.

    7.  Section 4.08(e) shall be deleted in its entirety.

    8.  Section 5.12 shall be deleted in its entirety.

    9. The Disclosure Schedule shall be amended and restated as follows (and for purposes of determining any liability under the Agreement or this amendment, the Disclosure Schedule as amended and restated hereby shall be the sole basis for determining any such liability):

    (a) Section 2.03 of the Disclosure Schedules is amended by adding: "Master Integrated Services Agreement by and between Dataserve Computer Maintenance, Inc. and TimeCorp Systems, Inc. dated May 25, 1995; TimeCorp Minuteman System Corporate Helpdesk Support Agreement by and between TimeCorp Systems, Inc. and The Hillhaven Corporation dated March 27, 1991; and Software License and Ancillary Services Agreement by and between Marriott International, Inc. and TimeCorp dated March 17, 2000."

    (b) Section 2.06 of the Disclosure Schedule is hereby amended by adding under Section 2.06(a): "(2) HP has made changes to its Benefit Plans and has provided other benefits generally in the ordinary course of business."

    (c) Section 2.06 of the Disclosure Schedule is further amended by adding:
"Section 2.06(d): (1) HP has made accounting changes on a company-wide basis in the ordinary course of business."

    (d) Section 2.14(d) of the Disclosure Schedule is amended by adding: "Some or all of the Marks set forth herein (registered and pending) may be registered or recorded in the name of TimeCorp Systems, Inc. Seller is the successor-in-interest to TimeCorp Systems, Inc."

    (e) Section 2.14(e) of the Disclosure Schedule is amended by adding: "The Patent and Pending Invention Dislcosure set forth herein may be registered or recorded in the name of TimeCorp Systems, Inc. Seller is the successor-in-interest to TimeCorp Systems, Inc. In addition, the Registered Business IP is subject to existing licenses."

    (f) 2.17(a)(iv) and (v) of the Disclosure Schedule is hereby amended by adding to the end of such Section: "Certain of the foregoing contacts may also relate to Section 2.17(a)(vii) and (xi)."

    (g) Exhibit 2.05 of the Disclosure Schedule is hereby deleted in its entirety and replaced by Exhibit 2.05 attached hereto.

    (h) Exhibit 2.20(a) of the Disclosure Schedule is hereby deleted in its entirety and replaced by Exhibit 2.20(a) attached hereto.

    IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party as of the date first above written.

                                        RADIANT SYSTEMS, INC.


                                        By:/s/  John Heyman
                                           -------------------------------------
                                        Name: John Heyman
                                             -----------------------------------
                                        Title:  Chief Financial Officer
                                              ----------------------------------



                                        VERIFONE, INC.


                                        By:/s/  Ann O. Baskins
                                           -------------------------------------
                                        Name: Ann O. Baskins
                                             -----------------------------------
                                        Title:  VP, Secretary & General Counsel
                                              ----------------------------------



                                        HEWLETT-PACKARD COMPANY


                                        By:/s/  Ann O. Baskins
                                           -------------------------------------
                                        Name: Ann O. Baskins
                                             -----------------------------------
                                        Title:  VP, Secretary & General Counsel
                                              ----------------------------------

                                       4